Exhibit 99.1

American Express Billed Business

$ 000s	2005	2004	Updated %	As Previously Disclosed %

	Full Year

US	354,639,256	304,791,891	16.4	16.2
International	129,776,235	111,305,216	16.6	17.1

Worldwide	484,415,491	416,097,107	16.4	16.4

	Q4

US	96,863,867	83,408,348	16.1	15.5
International	35,730,584	32,097,298	11.3	13.0

Worldwide	132,594,451	115,505,646	14.8	14.8

	Q3

US	89,689,412	75,577,589	18.7	18.7
International	32,050,739	27,228,358	17.7	17.7

Worldwide	121,740,151	102,805,947	18.4	18.4

	Q2

US	88,498,802	75,732,887	16.9	16.9
International	32,287,062	26,697,750	20.9	20.9

Worldwide	120,785,864	102,430,637	17.9	17.9

	Q1

US	79,587,175	70,073,067	13.6	13.6
International	29,707,850	25,281,810	17.5	17.5

Worldwide	109,295,025	95,354,877	14.6	14.6

The US and International Billed Business amounts for Q4 and Full Year 2005 are revised as follows ($billions):

	Q4		Full Year
	Disclosed	Revised	Disclosed	Revised

US	93	96	350	354
International	39	36	134	130
Worldwide	132	132	484	484

Note: Amounts shown above may be rounded up or down to the nearest billion to facilitate alignment with full year amount.